                                                                   EXHIBIT 99.1


Media Contact: Cabot Pyle                          Investor Contact: Kent Garner
(615) 783-2028                                                    (615) 783-2003


               DOLLAR GENERAL STABILIZES BLOCK OF COMMON STOCK

August 22, 1994, Nashville, TN -- Dollar General Corporation (Nasdaq: DOLR) announced today that its board of directors approved a transaction which will stabilize a significant block of the common stock of the Company and provide a cash flow benefit to the Company. The transaction will have no effect on the Company's earnings per share.

Chairman, President and CEO Cal Turner, Jr. made the announcement saying, "Stabilizing this block of common stock owned by the Turner family accomplishes two very important things. First, it should help alleviate any market uncertainty concerning the disposition of the significant block of the Company's common stock held by our family. Second, it serves to further strengthen our family's commitment to the Company for the long term."

The transaction, which was closed today, took the form of an exchange of 1,715,742 shares of a previously authorized but unissued series of Dollar General convertible preferred stock for the 8,578,710 shares of Dollar General common stock owned by CTS, Inc., a personal holding company controlled by members of the Turner family, the founders of Dollar General.

Through CTS, members of the Turner family control 16.2% of the voting power of the Company's common stock. As preferred stock holders, the Turner family will continue to have the same voting power with the common stock on all matters. This transaction, negotiated and recommended by a special committee of independent members of Dollar General's board of directors, came in response to a request to the board of directors from CTS to consider a transaction which meets certain estate planning needs of the Turner family.

The board of directors retained Equitable Securities Corporation of Nashville, Tennessee, as financial advisor to review the transaction on behalf of the special committee and the board of directors. In the opinion of Equitable Securities, the transaction is fair from a financial point of view to the non-CTS shareholders of Dollar General. In addition, Dollar General's independent auditors, Coopers & Lybrand, confirmed to the board of directors that the attached pro forma financial statements reflect the appropriate adjustment resulting from this transaction, and that there is no reduction in total shareholders' equity or earnings per share.

To stabilize this block of stock, terms of the exchange agreement between Dollar General and CTS state that the shares of the preferred stock generally have no right to convert to common stock during the first two years following the exchange. During the succeeding three years, the preferred stock may be converted by the holders at graduated rates less than the original 5:1 exchange ratio subject to adjustment for stock dividends or splits. Additionally, the transferability of the preferred stock is restricted to the three original CTS shareholders and the current direct beneficiaries of one such shareholder, the Turner Children Trust. An annual cash flow benefit to Dollar General will be realized because holders of the preferred stock will receive only 90% of the cash dividend payable on the common stock.

Dollar General is a chain of 1,893 neighborhood stores operating in 24 states with distribution centers in Kentucky and Georgia. The Company's common stock is traded on the Nasdaq National Market System.

                   PRO FORMA FINANCIAL STATEMENTS TO FOLLOW
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                          DOLLAR GENERAL CORPORATION
                         PRO FORMA INCOME STATEMENTS
                      For six months ended July 31, 1994
                                    (000)
                                 (unaudited)


                                                July 31, 1994
                                   As            Adjusted For
                                Reported         Transaction        Difference
                                --------         -----------        ----------

Sales*                    $604,409   100.00%   $604,409   100.00%    $     0
Cost of Sales              436,721    72.26%    436,721    72.26%          0
                          --------   ------    --------   ------     -------
LIFO Gross Margin          167,688    27.74%    167,688    27.74%          0
Operating Expenses         128,940    21.33%    128,940    21.33%          0
Operating Income            38,748     6.41%     38,748     6.41%          0
Interest Expense             1,039     0.17%      1,039     0.17%          0
                          --------   ------    --------   ------     -------
Pre-Tax Income              37,709     6.24%     37,709     6.24%          0
Taxes                       14,235     2.36%     14,235     2.36%          0
                          --------   ------    --------   ------     -------
Net Income                $ 23,474     3.88%   $ 23,474     3.88%    $     0
                          ========   ======    ========   ======     =======
Net Income per share         $0.43                $0.43
                          ========             ========
Weighted Average
Shares Outstanding          54,914               54,914
                          ========             ========

* Includes franchise stores sales of $1,881 in 1994.

                          DOLLAR GENERAL CORPORATION
                           PRO FORMA BALANCE SHEETS
                             As of July 31, 1994
                                     (000)
                                  (Unaudited)


                                                                           July 31, 1994
                                                          As                Adjusted for
                                                       Reported             Transaction             Difference
                                                     ------------          -------------            ----------
ASSETS
Current assets:
  Cash and cash equivalents                          $    26,764           $    26,850              $      86
  Merchandise inventories                                332,551               332,551                      0
  Deferred income taxes                                   10,808                10,808                      0
  Other current assets                                    10,757                10,757                      0
  Income taxes                                             2,215                 2,215                      0
                                                     -----------           -----------              ---------
     TOTAL CURRENT ASSETS                                383,095               383,181                     86

Property & equipment, at cost                            147,779               147,779                      0
  Less:  Accumulated depreciation                        (54,580)              (54,580)                     0
                                                     -----------           -----------              ---------
                                                          93,199                93,199                      0

Other assets                                               4,719                 4,719                      0
                                                     -----------           -----------              ---------
TOTAL ASSETS                                         $   481,013           $   481,099              $      86
                                                     ===========           ===========              =========

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt                  $     1,303           $     1,303              $       0
  Short-term borrowings                                   62,000                62,000                      0
  Accounts payable                                        91,515                91,515                      0
  Accrued expenses                                        49,418                49,418                      0
  Income taxes                                                 0                     0                      0
                                                     -----------           -----------              ---------
    TOTAL CURRENT LIABILITIES                            204,236               204,236                      0

Long-term debt                                             4,669                 4,669                      0

Deferred income taxes                                      2,563                 2,563                      0
                                                     -----------           -----------              ---------
TOTAL LIABILITIES                                        211,468               211,468                      0

Shareholders' equity:
  Preferred stock                                              0                   858                    858
  Common stock                                            27,248                27,248                      0
  Additional paid-in capital                              75,372               271,824                196,452
  Retained earnings                                      169,308               169,394                     86
                                                     -----------           -----------              ---------
                                                         271,928               469,324                197,396
  Less:  Treasury stock                                   (2,383)             (199,693)              (197,310)
                                                     -----------           -----------              ---------
    TOTAL STOCKHOLDERS' EQUITY                           269,545               269,631                     86
                                                     -----------           -----------              ---------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                               $   481,013           $   481,099              $      86
                                                     ===========           ===========              =========

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                          DOLLAR GENERAL CORPORATION
                      PRO FORMA STATEMENTS OF CASH FLOWS
                    For the six months ended July 31, 1994
                                 (Unaudited)
                                    (000)

                                                           As            Adjusted for
                                                        Reported         Transaction         Difference
                                                        --------         -----------         ----------
Cash flows from operating activities:
 Net Income                                             $   23,474       $   23,474          $        0
 Adjustments to reconcile net income to net cash
      provided by operating activities:
  Depreciation and amortization                              7,805            7,805                   0
  Deferred income taxes                                     (1,144)          (1,144)                  0
  Change in operating assets and liabilities:
   Merchandise inventories                                 (72,509)         (72,509)                  0
   Accounts payable                                         10,475           10,475                   0
   Accrued expenses                                          1,512            1,512                   0
   Income taxes                                               (652)            (652)                  0
   Other                                                    (2,021)          (2,021)                  0
                                                         ---------       ----------          ----------
      Net cash provided (used) by operating activities     (33,060)         (33,060)                  0
                                                         ---------       ----------          ----------

Cash flows (used) in investing activities:
 Purchase of property and equipment                        (23,852)         (23,852)                  0
                                                         ---------       ----------          ----------
      Net cash (used) by investing activites               (23,852)         (23,852)                  0
                                                         ---------       ----------          ----------

Cash flows provided (used) by financing activities:
 Issuance of short-term borrowings                          44,000           44,000                   0
 Repayments of short-term borrowings                             0                0                   0
 Repayments of long-term debt                               (1,040)          (1,040)                  0
 Payments of cash dividends                                 (5,333)          (5,247)                 86
 Proceeds from exercise of stock options                     5,899            5,899                   0
 Tax effect of stock options                                 4,785            4,785                   0
 Other                                                           0                0                   0
                                                         ---------       ----------          ----------
      Net cash provided by financing activities             48,311           48,397                  86
                                                         ---------       ----------          ----------

Net increase (decrease) in cash and cash equivalents        (8,601)          (8,515)                 86
Cash and cash equivalents beginning of period               35,365           35,365                   0
                                                         ---------       ----------          ----------
Cash and cash equivalents end of period                  $  26,764       $   26,850          $       86
                                                         =========       ==========          ==========
